UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 14, 2019

PREMIER HOLDING CORPORATION

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-53824 (Commission File Number)	88-0344135 (IRS Employer Identification No.)

1382 Valencia, Unit F, Tustin, CA 92780

(Address of principal executive offices and zip code)

(949) 260-8070

(Registrant's telephone number including area code)

Not Applicable

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 23, 2018, the Company’s Board of Directors (the “Board”) approved a Membership Interest Exchange and Contribution Agreement, as amended, (the “Share Exchange Agreement”) by and among the Company, the Company’s wholly-owned subsidiaries The Power Company, an Illinois limited liability corporation (“TPC”) and American Illuminating Company, L.L.C., a Connecticut limited liability corporation (“AIC”), and AOTS 42 (“AOTS”), a Delaware corporation. The Share Exchange Agreement was subsequently executed on March 23, 2018, and amended on October 15, 2018.

Under the terms of the Share Exchange Agreement, among other things, the Company will contribute all of its membership interests of its wholly-owned subsidiaries TPC and AIC to AOTS, in exchange for 19,250,000 AOTS common stock shares, $0.0001 par value per share, representing approximately 39.65% of the 48,550,000 issued and outstanding common shares of AOTS on a fully-diluted basis, after giving effect to such issuance (the “AOTS Shares”). Performance of the Share Exchange Agreement is subject to customary regulatory approvals for a transaction of this type, as well as certain other closing conditions. Pursuant to the Share Exchange Agreement, The Company had previously contributed its AIC membership interests to AOTS, but in order to consummate the Share Exchange Agreement, was awaiting TPC’s corporate approval of the Share Exchange Agreement in order to contribute its TPC membership interests to AOTS, pursuant to the Share Exchange Agreement.

Accordingly, on February 14, 2019, a majority of the TPC membership interests authorized TPC to enter into the Share Exchange Agreement. As a result of such authorization, the TPC membership interests were contributed to AOTS, and the Share Exchange Agreement was consummated.

Prior to the February 14, 2019 consummation of the Share Exchange Agreement resulting in the contribution of the TPC membership interests to AOTS, The Company owned approximately 97 % of the TPC membership interests. The Company voted all of its TPC membership interests to approve the Share Exchange Agreement.

A copy of the Share Exchange Agreement, as amended, is annexed hereto as Exhibit 10.1.

Item 9.01 Exhibits.

Exhibit 10.1 - Share Exchange Agreement dated March 23, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER HOLDING CORPORATION

By:	/s/ Randall Letcavage
Name:	Randall Letcavage
Title:	CEO

Dated: February 19, 2019

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